Exhibit 3(f)

                             BY-LAWS
                               OF
                  SYSTEM ENERGY RESOURCES, INC.
                      EFFECTIVE MAY 4, 1989



                            ARTICLE I

                             OFFICES

     The principal business office of the corporation shall be in Jackson, Mississippi. The corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.


                           ARTICLE II

                    MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at the offices of the corporation in the City of Jackson, Mississippi, unless some other place for said meeting, either within or without the State of Arkansas, shall have been fixed by the Board of Directors and set forth in the notice of meeting.

     Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at 10:00 o'clock in the forenoon, on the third Friday in the month of May in each year, unless that day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day not a legal holiday; provided, however, that the Board of Directors may by resolution fix a different time of day for the holding of any particular annual meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of the chief executive officer of the corporation and shall be called by the Chairman of the Board or the President at the request in writing of any three Directors, a majority of the Executive Committee or stockholders holding 10% of the capital stock entitled to vote at such time. The notice of each special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to such purpose or purposes.

     Section 4. Notice. A written or printed notice, signed by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the time, place and purpose of every meeting of stockholders shall be served upon or mailed or caused to be mailed, postage prepaid, by the Secretary or the officer performing his duties not less than ten or more than sixty days before such meeting (except as otherwise provided by Arkansas law) to each stockholder of record entitled to vote at his address as it appears upon the stock book of the corporation.

     Section 5. Organization. The chief executive officer or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the corporation, if present, shall act as secretary of all meetings of stockholders, and in his absence, the presiding officer may appoint a secretary.

     Section 6. Order of Business. At all meetings of the stockholders the order of business shall be as follows:

     (a)call to order;
     (b)appointment of a secretary, if necessary;
     (c)presentation of proof of the due calling of the meeting;
     (d)presentation and examination of proxies, and determination of the number of shares present in person or by proxy and entitled to vote;
     (e)reading and settlement of the minutes of the previous meeting;
     (f)reports of officers and committees, if any;
     (g)the election of Directors if the meeting is an annual meeting or a meeting called for that purpose;
     (h)unfinished business;
     (i)new business; and
     (j)adjournment.

     Section 7. No meeting of stockholders, including annual meetings, need be held if the action desired is authorized by a consent as permitted by the Amended and Restated Articles of Incorporation.


                           ARTICLE III
                            DIRECTORS

     Section 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.

     Section 2. Resignations. Any Director may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     Section 3. Meetings. Notice. Meetings of the Board of Directors shall be held at such place, within or without the State of Arkansas, as may from time to time be fixed by resolution of the Board or by the Chairman of the Board, the President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the chief executive officer of the corporation or any two of the Directors by oral, telegraphic or written notice, duly given, or sent or mailed to each Director not less than twenty-four hours before such meeting. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the board, but in any event at intervals of not more than three months.

     Section 4. Meetings. Participation.  Members of the Board of
Directors may participate at Board Meetings either by attending in person or by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other.
Participation by means of conference telephone or similar communications equipment shall constitute presence at such meetings.

     Section 5. Board Action Without a Meeting. Action taken by a majority of the Directors without a meeting in respect to any corporate matter is nevertheless valid Board action if either before or after such action is taken all members of the Board sign, and file with the Secretary of the corporation, for inclusion in the corporate minute book, a memorandum showing (a) the nature of the action taken, (b) that each member of the Board consented to the Board acting informally in respect to such matter, and (c) the names of the Directors who approve the action taken and the names of those who oppose it, if any.


                           ARTICLE IV
            EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee of not less than three or more than five members, to serve during the pleasure of the Board, to consist of the Chairman of the Board, the President and such additional Directors as the Board may from time to time designate. The chief executive officer of the corporation shall be Chairman of the Executive Committee.

     Section 2. Procedure. The Executive Committee shall meet at the call of the Chairman of the Executive Committee or of any two members. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

     Section 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Cornmittee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the corporation (except as otherwise provided by Arkansas law). The taking of action by the Executive Committee shall be conclusive evidence that the Board was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board at its meeting next following the meeting of the Executive Cornmittee and shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by such revision or alteration.

     Section 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment.

     Section 5. Meetings. Participation. Members of the Executive Committee or any other committee may participate at meetings either by attending in person or by means of conference telephone or similar cornmunications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Participation by means of conference telephone or similar communications equipment shall constitute presence at such meetings.


                            ARTICLE V
                            OFFICERS

     Section 1. Executive Officers. As executive officers, the Board of Directors may elect a Chairman of the Board and shall elect a President, a Secretary, a Treasurer, and in their discretion, one or more Vice Presidents. Whenever the Board of Directors shall elect both a Chairman of the Board and a President, the Board of Directors shall, by resolution, designate one of them as the chief executive officer of the corporation who, subject to the direction of the Board of Directors and of the Executive Committee, shall have direct charge of and general supervision over the business and affairs of the corporation.
The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, or by written consent in lieu of such meeting, and each shall hold office until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed by a majority vote of the whole Board.

     Section 2. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. He shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the President shall have been designated chief executive officer of the corporation, by the President.

     Section 3. President. The President shall be a member of the Board of Directors. He shall perform all duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Chairman of the Board shall have been designated chief executive officer of the corporation, by the Chairman of the Board. At any time when the office of the Chairman of the Board shall be vacant or if the Board of Directors shall not elect a Chairman of the Board, the President of the corporation shall be the chief executive officer of the corporation and have the powers of that office specified in Section 1 of this Article V.

     Section 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the Chairman of the Board or the President.

     Section 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; he shall be custodian of the records and of the corporate seal of the corporation; he shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; he may sign, with the President or a Vice President, certificates of stock of the corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     The Secretary shall also keep, or cause to be kept, a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

     Section 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the corporation and pay out and dispose of the proceeds under the direction of the Board; he shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

     Section 8. Vacancies. Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designate officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     Section 9. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.


                           ARTICLE VI
                          CAPITAL STOCK

     Section 1. Stock Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares owned by him in the corporation. Certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the corporation. Such seal may be facsimile, engraved or printed.

     Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the corporation or its agents may reasonably require.

     Section 3. Record Dates. The Board of Directors may fix a date, not exceeding seventy days in advance of the date of any meeting of stockholders, or of the date for the payment of any dividend, or of the date for the allotment of rights, or of the date when any issuance, change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be. In such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the corporation after the record date so fixed.


                           ARTICLE VII
                       CHECKS. NOTES. ETC.

     Section 1. Execution of Checks. Notes. etc. All checks and drafts on the corporation's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, may be signed by the President or by such other officer or officers, person or persons, as shall be authorized from time to time by the President or the Board of Directors or the Executive Committee.

     Section 2. Execution of Contracts. Assignments. etc. All contracts agreements, endorsements, assignments, transfers, stock powers, and other instruments may be signed in the name of and on behalf of the Corporation by the President or by such other officer or officers, person or persons, as shall be authorized from time to time by the President or the Board of Directors or the Executive Committee.

     Section 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the President, any Vice President or any other officer of the corporation designated by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President, shall be authorized to attend any meeting of the stockholders of any other corporation in which the corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the President or any Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the corporation.


                          ARTICLE VIII
                             WAIVERS

     Whenever under the provisions of these By-Laws or of any law the stockholders or Directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, such meeting or action may be held or taken without notice and without such lapse of time, on written waiver of such notice and lapse of time signed by every person entitled to such notice or by his attorney or attorneys thereunto authorized, either before or after the meeting or action to which such notice relates.


                           ARTICLE IX
                              SEAL

     The seal of the corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved, or printed.


                            ARTICLE X
                           AMENDMENTS

     These By-Laws may be amended in accordance with the provisions of applicable law and the Amended and Restated
Articles of Incorporation.

                Unanimous Written Consent of the
       Board of Directors of System Energy Resources, Inc.

     The undersigned, being all the Directors of System Energy Resources, Inc., an Arkansas corporation (the "Corporation"), do hereby waive all notice and the holding of a meeting, and pursuant to the provisions of Ark. Code Ann. 4-27-821, do hereby take the following action without a meeting and consent to such action by our execution of this consent, intending it to have the same force and effect as a unanimous vote at a meeting:

     RESOLVED, that Article III of the bylaws of the Corporation be amended by adding an additional Section
     6 thereto which shall be and read as follows:

          "Section 6.  Chairman of the Board.  The Board
          of   Directors  shall  designate  one  of  its
          members   as  Chairman  of  the  Board.    The
          position of Chairman of the Board is not an officer position; therefore, the Chairman of the Board need not be an officer of the Corporation."

     RESOLVED, that Article V of the Bylaws of the Corporation be deleted and replaced with the following Article V:

                           ARTICLE V.

                            OFFICERS.

               Section 1. The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Arkansas, individuals may occupy more than one office.

               Section 2. President. The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

               Section 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

               Section 4. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

               The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

               Section 5. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

               Section 6. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

               Section 7. Vacancies; Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

               Section 8. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

     RESOLVED, That Robert v.d. Luft be, and he hereby is, elected Chairman of the Board of the Corporation.

     RESOLVED, That the Approval Authority Policy, as attached, be, and it hereby is, approved.

     RESOLVED, That the following persons be, and they hereby are, elected to the offices set opposite their names to serve until the next election of officers and until their successors are elected and qualified:

     Donald C. Hintz        President and Chief Executive
                            Officer
     C. John Wilder         Executive Vice President and Chief
                            Financial Officer
     Naomi A. Nakagama      Senior Vice President-Finance and
                            Treasurer
     Louis E. Buck, Jr.     Vice President, Chief Accounting
                            Officer and Assistant Secretary
     Steven C. McNeal       Vice President-Corporate Finance and
                            Assistant Treasurer
     Joseph L. Blount       Secretary
     Laurence M. Hamric     Assistant Secretary
     Christopher T. Screen  Assistant Secretary
     Bruce A. Dennis        Assistant Treasurer

Effective Date:   July 6, 1998


   _______________________       _______________________
      Robert v.d. Luft                Wayne Leonard



   _______________________       _______________________
       Donald C. Hintz               Jerry L. Maulden